Exhibit 5.1

599 LEXINGTON AVENUE | NEW YORK | NY | 10022-6069

WWW.SHEARMAN.COM | T +1.212.848.4000 | F +1.212.848.7179

May 8, 2015

The Board of Directors
Ceres, Inc.
1535 Rancho Conejo Boulevard
Thousand Oaks, California 91320

Ceres, Inc.

Ladies and Gentlemen:

We have acted as counsel to Ceres, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on May 8, 2015, and each amendment thereto, including the documents incorporated by reference therein (the “Registration Statement”), relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii)  debt securities of the Company (“Debt Securities”), (iii) warrants to purchase Debt Securities (the “Debt Warrants”), (iv) warrants to purchase Common Stock (the “Common Stock Warrants”) and (v) shares of Common Stock underlying the Common Stock Warrants (the “Warrant Shares”), in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”) and as shall be designated by the Company at the time of the applicable offering. The Common Stock, the Debt Securities, the Debt Warrants, the Common Stock Warrants and the Warrant Shares are hereinafter referred to, collectively, as the “Securities.”

The Debt Securities will be issued in one or more series pursuant to an indenture (the “Indenture”) to be entered into between the Company and a bank or trust company to be named in the Indenture and duly qualified under the Trust Indenture Act of 1939, as amended, as trustee (the “Trustee”). The Debt Warrants will be issued pursuant to a warrant agreement (each, a “Debt Warrant Agreement”) to be entered into between the Company and a bank or trust company, as warrant agent (each, a “Debt Warrant Agent”). The Common Stock Warrants will be issued pursuant to a warrant agreement (each, a “Common Stock Warrant Agreement”) to be entered into between the Company and a bank or trust company, as warrant agent (each, a “Common Stock Warrant Agent”). Each Debt Warrant Agreement and Common Stock Warrant Agreement will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K and incorporated in such Registration Statement by reference.

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SHEARMAN & STERLING LLP IS A LIMITED LIABILITY PARTNERSHIP ORGANIZED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS.

In that connection, we have reviewed originals or copies of the following documents:

(a)	The Registration Statement.

(b)	The Prospectus.

(c)	The Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company, each as amended through the date hereof.

(d)	The originals or copies of such other corporate records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review and otherwise for the purpose of this opinion letter, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

(e)	That the Indenture will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms, will be duly qualified under the Trust Indenture Act of 1939, amended, and that the applicable Trustee will be duly eligible to serve as trustee.

We have not independently established the validity of the foregoing assumptions.

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Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1. The Indenture has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

2. When (i) the final terms of the Debt Securities have been duly established and approved by the Company, (ii) the applicable Indenture has been duly executed and delivered by the parties thereto, other than the Company, (iii) the issuance and sale of the Debt Securities has been duly authorized by all necessary action (corporate or otherwise), and (iv) the Debt Securities have been duly executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. When (i) the terms of issuance and sale of the shares of Common Stock have been duly approved by the Company in conformity with the Company’s certificate of incorporation, and (ii) the shares of Common Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company (which shall not be less than the par value of the Common Stock), the shares of Common Stock, will be duly authorized, validly issued, fully paid and non-assessable.

4. When (i) the terms of the Common Stock Warrants have been established and approved by the Company, (ii) all corporate action necessary for the issuance and sale of the Common Stock Warrants has been taken, including the adoption and filing of a Common Stock Warrants Agreement, (iii) the Common Stock Warrants or certificates representing the Common Stock Warrants have been duly executed by the Company, and such certificates have been countersigned by the applicable Common Stock Warrant Agent in accordance with the applicable Common Stock Warrant Agreement, and (iv) the Common Stock Warrants or certificates representing the Common Stock Warrants are issued and delivered to the purchasers thereof against payment of the consideration thereof duly approved by the Company, the Common Stock Warrants will constitute valid and legally binding obligations of the Company, entitled to the benefits of the applicable Common Stock Warrant Agreement.

5. When (i) the terms of the Debt Warrants have been established and approved by the Company, (ii) all corporate action necessary for the issuance and sale of the Debt Warrants has been taken, including the adoption and filing of a Debt Warrant Agreement relating thereto, (iii) the Debt Warrants or certificates representing the Debt Warrants have been duly executed by the Company, and such certificates have been countersigned by the applicable Debt Warrant Agent in accordance with the applicable Debt Warrant Agreement, and (iv) the Debt Warrants or certificates representing the Debt Warrants are issued and delivered to the purchasers thereof against payment of the consideration thereof duly approved by the Company, the Debt Warrants will constitute valid and legally binding obligations of the Company entitled to the benefits of the applicable Debt Warrant Agreement.

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6. The Warrant Shares to be offered and issued by the Company upon exercise of the Common Stock Warrants have been duly approved by the Company in conformity with the Company’s certificate of incorporation and, when issued by the Company against payment in full of the consideration (which shall not be less than the par value of the Common Stock) and in accordance with the Common Stock Warrant, will be duly authorized, validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following qualifications:

(a) Our opinions in paragraphs 1, 2, 4 and 5 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b) Our opinions in paragraphs 1, 2, 4 and 5 above are subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

Our opinions set forth above are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

This opinion letter is rendered to you in connection with the filing of the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

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